Exhibit 99.1

Summit Materials, Inc. Reports Second Quarter 2024 Results
Argos USA Synergies On Track
Sustained Aggregates Growth
Reaffirming 2024 Guidance Range
DENVER, CO. - (August 5, 2024) - Summit Materials, Inc. (NYSE: SUM) (“Summit,” “Summit Materials,” “Summit Inc.” or the “Company”), a market-leading producer of aggregates and cement company, today announced results for the second quarter ended June 29, 2024. All comparisons are versus the quarter ended July 1, 2023 unless noted otherwise.

	Three months ended
($ in thousands, except per share amounts)	June 29, 2024	July 1, 2023	% Chg vs. PY
Net revenue	$1,075,471	$680,373	58.1%
Operating income	172,896	129,633	33.4%
Net income	106,075	84,728	25.2%
Basic EPS	$0.60	$0.70	(14.3)%

Adjusted Cash Gross Profit	368,253	236,747	55.5%
Adjusted EBITDA	296,166	191,745	54.5%
Adjusted Diluted EPS	$0.66	$0.71	(7.0)%

“We are pleased and proud to report that our teams safely and successfully managed through weather-related disruptions to deliver a strong quarter of strategic execution and solid financial results,” remarked Anne Noonan, Summit Materials President and CEO. “Our resilient performance was supported by positive pricing momentum across all lines of business, ongoing cost savings initiatives underway across our network, and a more durable portfolio. As a result, our 2024 financial targets are virtually unchanged. Namely, we are still on track to generate at least $40 million dollars of Argos USA synergies, drive significant pro forma margin expansion this year, and confidently deliver 2024 Adjusted EBITDA within our previous guidance range. Without question, Summit Materials is well positioned to capitalize on a constructive pricing environment and tap operation improvements across our enterprise to profitably grow in an uneven demand environment. This growth, together with a fortified and capable balance sheet will help generate significant shareholder value this year and the years ahead. Our team remains focused on controlling what we can, acting with agility, and delivering on all of our 2024 stakeholder commitments.”

2024 Guidance

For the full year 2024, Summit is reaffirming its Adjusted EBITDA range of approximately $970 million to $1,010 million and its 2024 capital expenditures range of approximately $430 million to $470 million.

Adjusted EBITDA is a non-GAAP measure. Refer to the “Non-GAAP Financial Measures” section for more information. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Second Quarter 2024 | Total Company Results

Net revenue increased $395.1 million, or 58.1%, in the second quarter to $1,075.5 million. In the quarter, $464.0 million of net revenue was due to acquisitions, primarily the Argos USA transaction. Divestitures decreased net revenue by $46.6 million in the period. All lines of business experienced organic pricing growth.

Operating income increased in the second quarter by 33.4% to $172.9 million largely due to the Argos USA transaction. Summit's operating margin percentage for the three months ended June 29, 2024, decreased to 16.1% from 19.1%.

Net income attributable to Summit Inc. increased to $106.1 million, or $0.60 per basic share, compared to $83.6 million, or $0.70 per basic share in the prior year period. Summit reported adjusted diluted net income of $115.2 million, or $0.66 per adjusted diluted share, compared to an adjusted diluted net income of $84.7 million, or $0.71 per adjusted diluted share, in the prior year period.

Adjusted EBITDA increased $104.4 million, or 54.5%, to $296.2 million reflecting the contribution from the Argos USA assets, continued pricing gains, and operational improvements across the enterprise, including integration synergies.

Second Quarter 2024 | Results by Line of Business

Aggregates Business: Aggregates net revenues increased by $4.6 million to $187.1 million in the second quarter. Aggregates adjusted cash gross profit margin expanded to 54.1% in the second quarter as compared to 53.6% in the prior year period, reflecting strong commercial and operational execution. Aggregates sales volume decreased 10.0% in the second quarter. Organic aggregates sales volumes decreased 9.4% as a result of wet weather conditions and restrained private end-market activity. Average selling prices for aggregates increased 11.8%, with organic pricing increasing 10.8%. Pricing growth was strong throughout the footprint and led by the East Segment, which increased 14.8% versus the prior year period.

Cement Business: Cement Segment net revenues increased to $324.8 million in the second quarter. Cement Segment adjusted cash gross profit margin decreased to 49.4% in the second quarter, compared to 52.8% in the prior year period, due primarily to margin mix impacts from inclusion of the Argos USA assets. Sales volume of cement increased 238.0%. Organic sales volumes decreased 16.5% due to reduced import volume in the River Markets and moderating demand conditions. Organic average selling prices increased 7.3% in the second quarter, primarily reflecting traction from increases implemented earlier in the year.

Products Business: Products net revenues were $495.5 million in the second quarter, up 60.0% versus the prior year period. Products adjusted cash gross profit margin decreased to 17.3% in the second quarter. Organic average sales price for ready-mix concrete increased 5.6%, with pricing growth in both segments. Organic sales volumes of ready-mix concrete decreased 14.9% due to adverse weather conditions in Houston and restrained private end-market activity. Organic average selling prices for asphalt increased 0.5%. Organic sales volume decreased 6.6%, driven, in part, by unfavorable timing on activity.

Second Quarter 2024 | Results By Reporting Segment

West Segment: The West Segment operating income decreased $3.9 million to $70.7 million. Adjusted EBITDA decreased $2.9 million, or 2.8%, to $101.6 million in the second quarter largely reflecting unfavorable weather conditions in the Houston market. Aggregates revenue decreased 4.9%, driven by a volume decline of 12.2%. Pricing grew 8.3% over the prior period led by double-digit growth in Houston and Arizona markets. Ready-mix concrete revenue increased 16.7% on 3.8% pricing growth and 12.4% volume growth. Organic ready-mix pricing increased 5.3%. Subdued private construction activity drove organic ready-mix volumes down 13.9% in the period. Asphalt revenue decreased 6.1% reflecting a volume decline of 6.6% while pricing remained relatively flat.

East Segment: The East Segment operating income increased $15.3 million to $46.9 million and Adjusted EBITDA increased $22.9 million to $70.6 million. Aggregates revenue increased 6.0% versus the prior year period driven by strong pricing. Organic aggregates volumes decreased 8.9%, with softness in Kansas and Missouri markets that more than offset growth in Georgia and the Carolinas. Aggregates pricing increased 14.8% with most markets realizing double-digit growth. Ready-mix concrete revenue increased $164.7 million to $191.9 million due to the acquisition of the Argos USA ready-mix concrete operations in Florida, Georgia, and the Carolinas. Asphalt revenue decreased $9.2 million versus the prior year period due to divestiture of certain asphalt assets.

Cement Segment: The Cement Segment operating income increased 113.8% to $92.0 million. Adjusted EBITDA increased $87.9 million, primarily from the Argos USA transaction. Adjusted EBITDA margin decreased to 43.3% from 47.3% in the year-ago period due to margin mix from inclusion of the Argos USA cement assets and planned maintenance at certain cement plants. As noted above, the Cement Segment reported an organic volume decrease of 16.5% and organic selling price growth of 7.3%.

Liquidity and Capital Resources

As of June 29, 2024, the Company had $538.7 million in cash and $2.8 billion in debt outstanding. The Company's $625 million revolving credit facility has $592.7 million available after outstanding letters of credit.

For the six months ended June 29, 2024, cash flow provided by operations was $111.4 million and cash paid for capital expenditures was $176.0 million.

As of June 29, 2024, approximately $149.0 million remained available for share repurchases under the share repurchase program.

Webcast and Conference Call Information

Summit Materials will conduct a conference call on Tuesday, August 6, 2024, at 12:00 p.m. eastern time (10:00 a.m. mountain time) to review the Company’s second quarter 2024 financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A webcast of the conference call and accompanying presentation materials will be available in the Investors section of Summit’s website at investors.summit-materials.com or at the following link:
https://events.q4inc.com/attendee/766164594

To participate in the live teleconference for second quarter 2024 financial results:

North America Toll-Free:     1-888-330-3416
International Toll:        1-646-960-0820
Conference ID:            1542153
Password:            Summit

To listen to a replay of the teleconference, which will be available through August 13, 2024:

US & Canada Toll-Free:        1-800-770-2030
Conference ID:             1542153

About Summit Materials

Summit Materials is a market-leading producer of aggregates and cement with vertically integrated operations that supply ready-mix concrete and asphalt in select markets. Summit is a geographically diverse, materials-led business of scale that offers customers in the United States and British Columbia, Canada high quality products and services for the public infrastructure, residential and non-residential end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue high-return growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Non-GAAP Financial Measures

The Securities and Exchange Commission (“SEC”) regulates the use of “non-GAAP financial measures,” such as Adjusted Net Income (Loss), Adjusted Diluted Net Income (Loss), Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow which are derived on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We have provided these measures because, among other things, we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our Adjusted Net Income (Loss), Adjusted Diluted Net Income (Loss), Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, and Free Cash Flow may vary from the use of such terms by others and should not be considered as alternatives to or more important than net income (loss), operating income (loss), revenue or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Adjusted EBITDA Margin, and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures are that these measures do not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) changes in, or cash requirements for, our working capital needs; (iii) interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iv) income tax payments we are required to make. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA, Adjusted EBITDA Margin and other non-GAAP measures on a supplemental basis.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Net Income (Loss), Adjusted Diluted Net Income (Loss), Adjusted Diluted EPS, and Free Cash Flow reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to U.S. GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure. Reconciliations of the non-GAAP measures used in this press release are included in the attached tables.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “outlook,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in Summit Inc.’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2024, each as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following:

–our dependence on the construction industry and the strength of the local economies in which we operate, including residential;
–the cyclical nature of our business;
–risks related to weather and seasonality;
–risks associated with our capital-intensive business;
–competition within our local markets;
–risks related to the integration of Argos USA and realization of intended benefits within the intended timeframe;
–our ability to execute on our acquisition strategy and portfolio optimization strategy and, successfully integrate acquisitions with our existing operations;
–our dependence on securing and permitting aggregate reserves in strategically located areas;
–the impact of rising interest rates;
–declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities, the federal government and other state agencies particularly;
–our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession;
–environmental, health and safety laws or governmental requirements or policies concerning zoning and land use;
–rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges or otherwise;
–our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;
–material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications;
–cancellation of a significant number of contracts or our disqualification from bidding for new contracts;
–special hazards related to our operations that may cause personal injury or property damage not covered by insurance;
–unexpected factors affecting self-insurance claims and reserve estimates;
–our current level of indebtedness, including our exposure to variable interest rate risk;
–potential incurrence of substantially more debt;

–restrictive covenants in the instruments governing our debt obligations;
–our dependence on senior management and other key personnel, and our ability to retain qualified personnel;
–supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt;
–climate change and climate change legislation or other regulations;
–evolving corporate governance and corporate disclosure regulations and expectations, including with respect to environmental, social and governance matters;
–unexpected operational failures or difficulties;
–costs associated with pending and future litigation;
–interruptions in our information technology systems and infrastructure; including cybersecurity and data leakage risks;
–potential labor disputes, strikes, other forms of work stoppage or other union activities; and
–material or adverse effects related to the Argos USA combination.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Revenue:
Product	$993,741	$595,714	$1,722,435	$967,886
Service	81,730	84,659	126,265	119,757
Net revenue	1,075,471	680,373	1,848,700	1,087,643
Delivery and subcontract revenue	42,791	48,777	74,577	76,895
Total revenue	1,118,262	729,150	1,923,277	1,164,538
Cost of revenue (excluding items shown separately below):
Product	650,088	377,634	1,206,108	673,515
Service	57,130	65,992	93,335	96,030
Net cost of revenue	707,218	443,626	1,299,443	769,545
Delivery and subcontract cost	42,791	48,777	74,577	76,895
Total cost of revenue	750,009	492,403	1,374,020	846,440
General and administrative expenses	83,875	53,838	152,401	99,836
Depreciation, depletion, amortization and accretion	104,397	54,787	200,368	105,681
Transaction and integration costs	10,265	1,712	72,473	2,076
Gain on sale of property, plant and equipment	(3,180)	(3,223)	(4,028)	(3,653)
Operating income	172,896	129,633	128,043	114,158
Interest expense	52,849	27,902	104,741	55,322
Loss on debt financings	—	—	5,453	493
Gain on sale of businesses	(3,758)	—	(18,743)	—
Other income, net	(8,086)	(5,478)	(16,964)	(11,188)
Income from operations before taxes	131,891	107,209	53,556	69,531
Income tax expense	25,816	22,481	14,751	16,015
Net income	106,075	84,728	38,805	53,516
Net income attributable to Summit Holdings (1)	—	1,091	(404)	683
Net income attributable to Summit Inc.	$106,075	$83,637	$39,209	$52,833
Earnings per share of Class A common stock:
Basic	$0.60	$0.70	$0.23	$0.44
Diluted	$0.60	$0.70	$0.23	$0.44
Weighted average shares of Class A common stock:
Basic	175,550,487	118,931,914	171,531,031	118,805,785
Diluted	176,132,001	119,393,709	172,308,044	119,431,604
________________________________________________________
(1) Represents portion of business owned by pre-IPO investors rather than by Summit.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	June 29,	December 30,
	2024	2023
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$538,708	$374,162
Restricted cash	—	800,000
Accounts receivable, net	550,093	287,252
Costs and estimated earnings in excess of billings	33,948	10,289
Inventories	349,099	241,350
Other current assets	28,461	17,937
Current assets held for sale	446	1,134
Total current assets	1,500,755	1,732,124
Property, plant and equipment, less accumulated depreciation, depletion and amortization (June 29, 2024 - $1,509,453 and December 30, 2023 - $1,399,468)	4,354,088	1,976,820
Goodwill	2,093,010	1,224,861
Intangible assets, less accumulated amortization (June 29, 2024 - $39,586 and December 30, 2023 - $18,972)	168,282	68,081
Deferred tax assets, less valuation allowance (June 29, 2024 - $1,113 and December 30, 2023 - $1,113)	—	52,009
Operating lease right-of-use assets	89,360	36,553
Other assets	108,497	59,134
Total assets	$8,313,992	$5,149,582
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$7,575	$3,822
Current portion of acquisition-related liabilities	8,987	7,007
Accounts payable	282,091	123,621
Accrued expenses	250,355	171,691
Current operating lease liabilities	17,217	8,596
Billings in excess of costs and estimated earnings	7,635	8,228
Total current liabilities	573,860	322,965
Long-term debt	2,771,463	2,283,639
Acquisition-related liabilities	21,217	28,021
Tax receivable agreement liability	47,667	41,276
Deferred tax liabilities	189,138	15,854
Noncurrent operating lease liabilities	77,326	33,230
Other noncurrent liabilities	300,577	108,017
Total liabilities	3,981,248	2,833,002
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 175,586,471 and 119,529,380 shares issued and outstanding as of June 29, 2024 and December 30, 2023, respectively	1,757	1,196
Class B common stock, par value $0.01 per share; 250,000,000 shares authorized, 0 and 99 shares issued and outstanding as of June 29, 2024 and December 30, 2023, respectively	—	—
Preferred Stock, par value $0.01 per share; 250,000,000 shares authorized, 1 and 0 shares issued and outstanding as of June 29, 2024 and December 30, 2023, respectively	—	—
Additional paid-in capital	3,412,879	1,421,813
Accumulated earnings	915,960	876,751
Accumulated other comprehensive income	2,148	7,275
Stockholders’ equity	4,332,744	2,307,035
Noncontrolling interest in Summit Holdings	—	9,545
Total stockholders’ equity	4,332,744	2,316,580
Total liabilities and stockholders’ equity	$8,313,992	$5,149,582

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
($ in thousands)

	Six months ended
	June 29,	July 1,
	2024	2023
Cash flows from operating activities:
Net income	$38,805	$53,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	206,668	110,659
Share-based compensation expense	14,133	9,924
Net gain on asset and business disposals	(22,773)	(3,655)
Non-cash loss on debt financings	5,453	161
Change in deferred tax asset, net	2,976	9,350
Other	1,163	(21)
Decrease (increase) in operating assets, net of acquisitions and dispositions:
Accounts receivable, net	(104,579)	(101,119)
Inventories	(11,552)	(27,115)
Costs and estimated earnings in excess of billings	(24,076)	(28,760)
Other current assets	2,509	(1,070)
Other assets	3,922	1,732
(Decrease) increase in operating liabilities, net of acquisitions and dispositions:
Accounts payable	7,700	52,157
Accrued expenses	(4,584)	19,048
Billings in excess of costs and estimated earnings	(144)	1,299
Tax receivable agreement (benefit) expense	6,227	(531)
Other liabilities	(10,444)	(1,533)
Net cash provided by operating activities	111,404	94,042
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,113,267)	(237,666)
Purchase of intellectual property	(21,400)	—
Purchases of property, plant and equipment	(175,960)	(126,893)
Proceeds from the sale of property, plant and equipment	14,217	5,760
Proceeds from sale of businesses	86,031	—
Other	(2,070)	(1,852)
Net cash used in investing activities	(1,212,449)	(360,651)
Cash flows from financing activities:
Proceeds from debt issuances	1,007,475	—
Debt issuance costs	(17,731)	(1,566)
Payments on debt	(509,765)	(6,720)
Payments on acquisition-related liabilities	(6,289)	(11,539)
Proceeds from stock option exercises	1,580	84
Other	(8,088)	(4,838)
Net cash provided by (used in) financing activities	467,182	(24,579)
Impact of foreign currency on cash	(1,591)	747
Net decrease in cash and cash equivalents and restricted cash	(635,454)	(290,441)
Cash and cash equivalents and restricted cash—beginning of period	1,174,162	520,451
Cash and cash equivalents and restricted cash—end of period	$538,708	$230,010

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Revenue Data by Segment and Line of Business
($ in thousands)

	Three months ended		Six months ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Segment Net Revenue:
West	$423,680	$400,038	$707,285	$634,408
East	326,970	168,460	584,811	287,243
Cement	324,821	111,875	556,604	165,992
Net Revenue	$1,075,471	$680,373	$1,848,700	$1,087,643

Line of Business - Net Revenue:
Materials
Aggregates	$187,100	$182,512	$332,611	$326,165
Cement (1)	311,188	103,607	535,285	152,620
Products	495,453	309,595	854,539	489,101
Total Materials and Products	993,741	595,714	1,722,435	967,886
Services	81,730	84,659	126,265	119,757
Net Revenue	$1,075,471	$680,373	$1,848,700	$1,087,643

Line of Business - Net Cost of Revenue:
Materials
Aggregates	$85,845	$84,713	$172,359	$178,048
Cement	150,727	44,568	303,919	88,403
Products	409,658	243,854	724,603	401,095
Total Materials and Products	646,230	373,135	1,200,881	667,546
Services	60,988	70,491	98,562	101,999
Net Cost of Revenue	$707,218	$443,626	$1,299,443	$769,545

Line of Business - Adjusted Cash Gross Profit (2):
Materials
Aggregates	$101,255	$97,799	$160,252	$148,117
Cement (3)	160,461	59,039	231,366	64,217
Products	85,795	65,741	129,936	88,006
Total Materials and Products	347,511	222,579	521,554	300,340
Services	20,742	14,168	27,703	17,758
Adjusted Cash Gross Profit	$368,253	$236,747	$549,257	$318,098

Adjusted Cash Gross Profit Margin (2)
Materials
Aggregates	54.1%	53.6%	48.2%	45.4%
Cement (3)	49.4%	52.8%	41.6%	38.7%
Products	17.3%	21.2%	15.2%	18.0%
Services	25.4%	16.7%	21.9%	14.8%
Total Adjusted Cash Gross Profit Margin	34.2%	34.8%	29.7%	29.2%
________________________________________________________
(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit is calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin is defined as cement adjusted cash gross profit divided by cement segment net revenue.

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Volume and Price Statistics
(Units in thousands)

	Three months ended		Six months ended
Total Volume	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Aggregates (tons)	14,758	16,396	26,412	28,968
Cement (tons)	2,376	703	4,114	1,041
Ready-mix concrete (cubic yards)	2,376	1,333	4,273	2,284
Asphalt (tons)	911	1,096	1,231	1,420

	Three months ended		Six months ended
Pricing	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Aggregates (per ton)	$15.26	$13.65	$15.09	$13.56
Cement (per ton)	153.43	149.10	152.87	148.55
Ready-mix concrete (per cubic yards)	165.51	149.91	165.10	148.41
Asphalt (per ton)	85.25	83.90	85.99	83.54

	Three months ended		Six months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(10.0)%	11.8%	(8.8)%	11.3%
Cement (per ton)	238.0%	2.9%	295.2%	2.9%
Ready-mix concrete (per cubic yards)	78.2%	10.4%	87.1%	11.2%
Asphalt (per ton)	(16.9)%	1.6%	(13.3)%	2.9%

	Three months ended		Six months ended
	Percentage Change in		Percentage Change in
Year over Year Comparison (Excluding acquisitions & divestitures)	Volume	Pricing	Volume	Pricing
Aggregates (per ton)	(9.4)%	10.8%	(8.8)%	10.6%
Cement (per ton)	(16.5)%	7.3%	(12.2)%	6.8%
Ready-mix concrete (per cubic yards)	(14.9)%	5.6%	(14.9)%	6.7%
Asphalt (per ton)	(6.6)%	0.5%	(2.8)%	1.6%

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Gross Revenue to Net Revenue by Line of Business
($ and Units in thousands, except pricing information)

	Three months ended June 29, 2024
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	14,758	$15.26	$225,148	$(38,048)	$187,100
Cement	2,376	153.43	364,477	(53,289)	311,188
Materials			$589,625	$(91,337)	$498,288
Ready-mix concrete	2,376	165.51	393,294	(16)	393,278
Asphalt	911	85.25	77,701	(77)	77,624
Other Products			82,714	(58,163)	24,551
Products			$553,709	$(58,256)	$495,453

	Six months ended June 29, 2024
			Gross Revenue	Intercompany	Net
	Volumes	Pricing	by Product	Elimination/Delivery	Revenue
Aggregates	26,412	$15.09	$398,645	$(66,034)	$332,611
Cement	4,114	152.87	628,969	(93,684)	535,285
Materials			$1,027,614	$(159,718)	$867,896
Ready-mix concrete	4,273	165.10	705,449	(124)	705,325
Asphalt	1,231	85.99	105,820	(211)	105,609
Other Products			154,468	(110,863)	43,605
Products			$965,737	$(111,198)	$854,539

SUMMIT MATERIALS, INC. AND SUBSIDIARIES
Unaudited Reconciliations of Non-GAAP Financial Measures
($ in thousands, except share and per share amounts)
The tables below reconcile our net income to Adjusted EBITDA and Adjusted EBITDA Margin by segment and on a consolidated basis for the three and six months ended June 29, 2024 and July 1, 2023.

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended June 29, 2024
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$82,939	$51,434	$98,787	$(127,085)	$106,075
Interest (income) expense	(7,734)	(5,408)	(6,286)	72,277	52,849
Income tax expense	1,300	—	—	24,516	25,816
Depreciation, depletion and amortization	29,824	22,841	48,224	2,490	103,379
EBITDA	$106,329	$68,867	$140,725	$(27,802)	$288,119
Accretion	446	528	44	—	1,018
(Gain) loss on sale of businesses	(4,672)	914	—	—	(3,758)
Non-cash compensation	—	—	—	7,413	7,413
Argos USA acquisition and integration costs (2)	—	—	—	9,737	9,737
Other (3)	(518)	245	—	(6,090)	(6,363)
Adjusted EBITDA	$101,585	$70,554	$140,769	$(16,742)	$296,166
Adjusted EBITDA Margin (1)	24.0%	21.6%	43.3%		27.5%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Three months ended July 1, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$78,354	$34,648	$47,871	$(76,145)	$84,728
Interest (income) expense	(3,378)	(2,890)	(4,890)	39,060	27,902
Income tax expense	1,478	—	—	21,003	22,481
Depreciation, depletion and amortization	27,884	15,254	9,870	1,034	54,042
EBITDA	$104,338	$47,012	$52,851	$(15,048)	$189,153
Accretion	260	464	21	—	745
Non-cash compensation	—	—	—	5,216	5,216
Other (3)	(81)	141	—	(3,429)	(3,369)
Adjusted EBITDA	$104,517	$47,617	$52,872	$(13,261)	$191,745
Adjusted EBITDA Margin (1)	26.1%	28.3%	47.3%		28.2%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Six months ended June 29, 2024
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$101,889	$85,925	$123,780	$(272,789)	$38,805
Interest (income) expense	(14,497)	(9,980)	(12,640)	141,858	104,741
Income tax expense (benefit)	1,809	—	—	12,942	14,751
Depreciation, depletion and amortization	59,718	45,400	88,887	4,337	198,342
EBITDA	$148,919	$121,345	$200,027	$(113,652)	$356,639
Accretion	890	1,050	86	—	2,026
Loss on debt financings	—	—	—	5,453	5,453
Gain on sale of businesses	(3,828)	(14,915)	—	—	(18,743)
Non-cash compensation	—	—	—	14,133	14,133
Argos USA acquisition and integration costs (2)	—	62	110	70,859	71,031
Other (3)	(996)	488	—	(12,640)	(13,148)
Adjusted EBITDA	$144,985	$108,030	$200,223	$(35,847)	$417,391
Adjusted EBITDA Margin (1)	20.5%	18.5%	36.0%		22.6%

Reconciliation of Net Income (Loss) to Adjusted EBITDA	Six months ended July 1, 2023
by Segment	West	East	Cement	Corporate	Consolidated
($ in thousands)
Net income (loss)	$87,276	$40,586	$44,846	$(119,192)	$53,516
Interest (income) expense	(6,709)	(5,652)	(9,853)	77,536	55,322

Income tax expense	2,217	—	—	13,798	16,015
Depreciation, depletion and amortization	54,007	30,351	17,850	2,022	104,230
EBITDA	$136,791	$65,285	$52,843	$(25,836)	$229,083
Accretion	510	902	39	—	1,451
Loss on debt financings	—	—	—	493	493
Non-cash compensation	—	—	—	9,924	9,924
Other (3)	(106)	282	—	(8,181)	(8,005)
Adjusted EBITDA	$137,195	$66,469	$52,882	$(23,600)	$232,946
Adjusted EBITDA Margin (1)	21.6%	23.1%	31.9%		21.4%
________________________________________________
(1) Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue.
(2) The adjustment for acquisition and integration costs related to the transaction is comprised of finder's fees, advisory, legal and professional fees incurred relating to the transaction.
(3) Consists primarily of interest income earned on cash balances.

The table below reconciles our net income attributable to Summit Materials, Inc. to adjusted diluted net income per share for the three and six months ended June 29, 2024 and July 1, 2023. The per share amount of the net income attributable to Summit Materials, Inc. presented in the table is calculated using the total equity interests for the purpose of reconciling to adjusted diluted net income per share.

	Three months ended				Six months ended
	June 29, 2024		July 1, 2023		June 29, 2024		July 1, 2023
Reconciliation of Net Income Per Share to Adjusted Diluted EPS	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit	Net Income	Per Equity Unit
Net income attributable to Summit Materials, Inc.	$106,075	$0.60	$83,637	$0.70	$39,209	$0.23	$52,833	$0.44
Adjustments:
Net income (loss) attributable to noncontrolling interest	—	—	1,091	0.01	(404)	—	683	0.01
Argos USA acquisition and integration costs, net of tax	6,723	0.05	—	—	58,306	0.33	—	—
Loss (gain) on sale of businesses, net of tax	2,366	0.01	—	—	(7,333)	(0.04)	—	—
Loss on debt financings	—	—	—	—	5,453	0.03	493	—
Adjusted diluted net income	$115,164	$0.66	$84,728	$0.71	$95,231	$0.55	$54,009	$0.45
Weighted-average shares:
Basic Class A common stock	175,510,071		118,848,214		171,478,056		118,706,385
LP Units outstanding	—		1,310,004		255,783		1,310,630
Total equity units	175,510,071		120,158,218		171,733,839		120,017,015

The following table reconciles operating income to Adjusted Cash Gross Profit and Adjusted Cash Gross Profit Margin for the three and six months ended June 29, 2024 and July 1, 2023.

	Three months ended		Six months ended
	June 29,	July 1,	June 29,	July 1,
Reconciliation of Operating Income to Adjusted Cash Gross Profit	2024	2023	2024	2023
($ in thousands)
Operating income	$172,896	$129,633	$128,043	$114,158
General and administrative expenses	83,875	53,838	152,401	99,836
Depreciation, depletion, amortization and accretion	104,397	54,787	200,368	105,681
Transaction and integration costs	10,265	1,712	72,473	2,076
Gain on sale of property, plant and equipment	(3,180)	(3,223)	(4,028)	(3,653)
Adjusted Cash Gross Profit (exclusive of items shown separately)	$368,253	$236,747	$549,257	$318,098
Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1)	34.2%	34.8%	29.7%	29.2%
_______________________________________________________
(1) Adjusted Cash Gross Profit Margin is defined as Adjusted Cash Gross Profit as a percentage of net revenue.

The following table reconciles net cash provided by operating activities to free cash flow for the three and six months ended June 29, 2024 and July 1, 2023.

	Three months ended		Six months ended
	June 29,	July 1,	June 29,	July 1,
($ in thousands)	2024	2023	2024	2023
Net income	$106,075	$84,728	$38,805	$53,516
Non-cash items	123,233	75,986	207,620	126,418
Net income adjusted for non-cash items	229,308	160,714	246,425	179,934
Change in working capital accounts	(77,659)	(67,007)	(135,021)	(85,892)
Net cash provided by operating activities	151,649	93,707	111,404	94,042
Capital expenditures, net of asset sales	(105,888)	(59,326)	(161,743)	(121,133)
Free cash flow	$45,761	$34,381	$(50,339)	$(27,091)

Contact:

Andy Larkin
VP, Investor Relations
andy.larkin@summit-materials.com
720-618-6013